Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Skyline Corporation of our report dated August 26, 2015, which included an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Skyline Corporation for the year ended May 31, 2015.

/s/ Crowe Horwath LLP

South Bend, Indiana

March 23, 2016